Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 3, 2025 (the “Effective Date”), is entered into by and between SCANTECH AI SYSTEMS INC., a Delaware corporation (the “Company”), and 340 BROADWAY HOLDINGS LLC, a Florida limited liability company (the “Purchaser” or “Holder”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act” or “1933 Act”), and Rule 506 promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company a promissory note of the Company, substantially in the form attached hereto as Exhibit A, in the principal amount of $1,500,000.00 (together with any note(s) issued in replacement thereof or as interest thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Section 1.      Purchase and Sale of the Notes.

(a)           Purchase of Note.

(i)             Initial Issuance and Funding. On the Initial Closing Date (as defined below), the Company shall issue and sell to the Purchaser, the Note and the Purchaser shall fund $250,000 of the principal of the Note on the Initial Closing Date by providing such amount in good funds to the Company (the “Initial Purchase Price”).

(ii)             Second Funding. On the Second Closing Date (as defined below), the Purchaser shall fund $250,000 of the principal of the Note on the Second Closing Date by providing such amount in good funds to the Company (the “Second Purchase Price”).

(iii)           Subsequent Funding. On the Third Closing Date (as defined below), the Purchaser shall fund up to $1,000,000 of the principal of the Note on the Third Closing Date by providing such amount in good funds to the Company (the “Third Purchase Price”).

(b)           Form of Payment. On each Closing Date and in consideration for the issuance of the Notes, the Purchaser shall pay the Purchase Price for each of the Notes by wire transfer of immediately available funds, in accordance with the Company’s written instructions as provided in the disbursement authorization dated as of each Closing Date and signed by the Company (the “Disbursement Authorization”), simultaneously with delivery of the Note, and (ii) the Company shall deliver such Note duly executed on behalf of the Company to the Purchaser, simultaneously with delivery of such Purchase Price.

(c)           Origination. On the Initial Closing, the Company shall issue to the Purchaser 2,095,531 shares (together, the “Origination Shares” and approximately equal to a number calculated as $1,360,000 divided by the Nasdaq Closing Price) of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”).

For purposes of this Agreement, the “Nasdaq Closing Price” means the closing price of the Company Common Stock as of on the day immediately preceding the Effective Date, as reflected on Nasdaq’s official website.

(d)           Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 8 and Section 9 below,

(i)             the Initial Closing for the purchase of the Initial Note, the funding of the Initial Purchase Price, and the issuance of the Origination Shares as contemplated by this Agreement (the “Initial Closing”) shall occur on one business day following the date hereof or such other mutually agreed upon time (the “Initial Closing Date”).

(ii)             The Second Closing for the funding of the Second Purchase Price shall occur one business day following the date that the Company files with the SEC its Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Second Closing Date”). Notwithstanding the foregoing, the Purchaser shall not be obligated to fund the Second Purchase Price if the closing price of the Company Common Stock is equal to or less than $0.2051 per share prior to the date of the Company’s filing of said Form 10-Q.

(iii)            The Third Closing and any subsequent closing(s) for the funding of the Third Purchase Price shall occur one business day following the date that the Purchaser makes any such funding of the Third Purchase Price (any and all such dates, together the “Third Closing Date”), provided, however, that any and all Third Closings must occur on or before the Maturity Date of the Note (as such term is defined in the Note).

Section 2.      Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company, as of the date hereof and the Closing Date, that:

(a)           Investment Purpose. Purchaser is acquiring the Note and the Origination Shares (collectively, the “Securities”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; provided, however, by making the representations herein, Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser acknowledges that the Securities are not registered under the 1933 Act or any state securities laws, and that the Securities may not be transferred or sold except pursuant to the registration provisions of the 1933 Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities in violation of applicable securities laws.

(b)           Accredited Investor Status. The Purchaser is, and on each date on which any Securities or Company Common Stock under any Note are issued to the Purchaser, the Purchaser will be, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c)           Organization and Authority. The Purchaser is a limited liability company organized, validly existing, and in good standing under the laws of the State of Florida. The Purchaser has full power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

Section 3.     Representations and Warranties of the Company. Except as disclosed by the Company in the publicly filed SEC Documents (as defined in this Agreement) the Company represents and warrants to the Purchaser, as of the date hereof and the Closing Date, that:

(a)           Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The SEC Documents set forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b)          Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance of the Origination Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note and each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)           Capitalization. As of the date hereof, the authorized capital stock of the Company, and number of shares issued and outstanding, is set forth on Schedule 3(c) hereto or as otherwise provided by the Company on the date hereof. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Company’s stock option plans. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, and except as disclosed in the SEC Documents, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities, notes or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Securities. The Company has furnished to the Purchaser true and correct copies of the Company’s Certificate or Articles of Incorporation as in effect on the date hereof (“Formation Documents”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

(d)           Issuance of Shares. The Origination Shares are duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(e)           Acknowledgment of Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Origination Shares will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The Board of Directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Origination Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(f)            No Conflicts. The execution, delivery and performance of this Agreement, and the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Origination Shares) will not (i) conflict with or result in a violation of any provision of the Formation Documents or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party and that is not filed as an SEC Document or other document filed with the SEC, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Formation Documents, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Note in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof and thereof and to issue the Origination Shares. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in the SEC Documents, the Company is not in violation of the listing requirements of the Principal Market (as defined in this Agreement) and does not reasonably anticipate that the Common Stock will be delisted by the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g)          SEC Documents; Financial Statements. For purposes of this Agreement, “SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Company with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein. Upon written request the Company will deliver to the Purchaser true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (“1934 Act” or “Exchange Act”), and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act.

(h)           Absence of Certain Changes. From December 31, 2024 through and including the Closing Date, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

(i)            Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The public filings contain a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(j)            Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person and/or entity; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(k)           No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

(l)            Reserved.

(m)          Brokers. The Company hereby represents and warrants that it has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation (“Broker”) in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Company covenants and agrees that should any claim be made against Purchaser for any commission or other compensation by the Broker, based upon the Company’s engagement of such person in connection with this transaction, the Company shall indemnify, defend and hold Purchaser harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim. The Company shall pay the commission of the Broker, to the attention of the Broker, pursuant to their separate agreement(s) between the Company and the Broker.

(n)           Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2024, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(o)           Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such coverage, amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officer’s insurance coverage with coverage amounts that are at least equal to the aggregate Purchase Price. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p)           Reserved.

(q)           Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor”.

(r)            Reserved.

(s)          Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

Section 4.              COVENANTS.

(a)           Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in this Section 4.

(b)           Form D; Blue Sky Laws. The Company agrees when applicable to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

(c)           Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes, marketing and sales, product development, key personnel recruiting and business development purposes, and shall not, directly or indirectly, use such proceeds for (i) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), or (ii) any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company.

(d)           Financial Information. Upon written request of the Purchaser, the Company agrees to within (3) three days of the written request send or make available the following reports filed with the SEC or OTC Markets Group to the Purchaser: a copy of its Annual Report and any of its Quarterly Reports; and (ii) copies of all press releases issued by the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not disclose any material nonpublic information to the Purchaser without its consent unless such information is disclosed to the public prior to or promptly following such disclosure to the Purchaser.

(e)           Listing. The Company will obtain and, so long as the Purchaser owns any of the Securities, maintain the listing and trading of its Common Stock on the Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”). The Company shall promptly provide to the Purchaser copies of any notices it receives from the SEC, OTC Markets Group and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems, provided that it shall not provide any notices constituting material nonpublic information. If at any time while the Note is outstanding the Company fails to maintain the listing and trading of its Common Stock, or fails to comply with the Company’s reporting/filing obligations with its Principal Market that is not cured within 5 business days of (A) the date that the Company is notified of such failure, in the case of a filing that is not timely filed with the SEC, or (B) the end of the time period granted to the Company to cure a deficiency, in the case of a written deficiency from the Principal Market, then such failure(s) to cure will result in liquidated damages of fifteen thousand dollars ($15,000) per occurrence, being immediately due and payable to Purchaser at its election in the form of cash payment or addition to the balance of the Note.

(f)            Corporate Existence. So long as the Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on Principal Market.

(g)           No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(h)           Securities Laws Disclosure; Publicity. The Company shall comply with applicable securities laws by filing a Current Report on Form 8-K, within four (4) Trading Days following the date hereof, disclosing all the material terms of the transactions contemplated hereby.

(i)            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(j)            Subsidiaries. So long as the Note remains outstanding, the Company shall not transfer any assets or rights to any of its subsidiaries or permit any of its subsidiaries to engage in any significant business or operations, whether such subsidiaries are currently existing or hereafter created, without the prior written consent of the Purchaser.

(k)           Insurance. So long as the Note remains outstanding, the Company and its Subsidiaries shall maintain in full force and effect insurance reasonably believed by the Company to be adequate coverage (a) on all assets and activities, covering property loss or damage and loss of income by fire or other hazards or casualty, and (b) against all liabilities, claims and risks for which it is customary for companies similarly situated to the Company to insure, including without limitation applicable product liability insurance, required workmen’s compensation insurance, and other insurance covering injury or damage to persons or property, including directors and officers insurance coverage. The Company shall promptly furnish or cause to be furnished evidence of such insurance to the Purchaser, in form and substance reasonably satisfactory to the Purchaser.

(l)            Legend. Until the Origination Shares and the Conversion Shares are registered as set forth in the Note, the Origination Shares and the Conversion Shares as well as any certificates or other document representing the Origination Shares or the Conversion Shares shall initially be imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE (A) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND (B) UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION IS REGISTERED OR DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

(m)          Removal of Legend. If the Purchaser provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Purchaser provides reasonable assurances that the Securities can be sold pursuant to Rule 144, Section 4(a)(1), or other applicable exemption, and the Purchaser provides an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, the Company shall permit the transfer, and, in the case of the Origination Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4(m) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4(m), that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.              Governing Law; Miscellaneous.

(a)           Issuance Limitations. Notwithstanding anything to the contrary in this Agreement or in the Note, in no event will the Company be required to (i) issue shares of Company Common Stock (or securities convertible into or exercisable for Company Common Stock), including but not limited to the Conversion Shares (as that term is defined in the Note) and Origination Shares, exceeding 19.99% of the Company Common Stock or exceeding 19.99% of the voting power outstanding either as of the date hereof or the date immediately preceding the date hereof, as determined in accordance with the relevant stock exchange rules, and (ii) otherwise issue shares of Company Common Stock or other securities which issuance would violate any rule of the SEC or the relevant stock exchange or trading market on which the Common Stock is then listed or quoted.

(b)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State.  Any action brought by any party against any other party hereto concerning the transactions contemplated by this Agreement shall be brought only in the state of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees, expert witness fees, costs, and expenses incurred in connection with such action or proceeding.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other transaction document contemplated hereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c)           Removal of Restrictive Legends.  In the event that Purchaser has any shares of the Company’s Common Stock bearing any restrictive legends, and Purchaser, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, and the Company and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that the Purchaser is hereby irrevocably and expressly authorized to have counsel to the Purchaser render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by the Purchaser, and surrender to a common carrier for overnight delivery to the address as specified by the Purchaser, certificates, registered in the name of the Purchaser or its designees, representing the shares of Common Stock to which the Purchaser is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(d)           Filing Requirements. From the date of this Agreement until the Note is no longer outstanding, or for a period of two years from the Issue Date, whichever is later, the Company will timely and voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, whether or not the Company is then subject to such reporting requirements, and comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company shall use best efforts not to take any action or file any document, and shall promptly notify Holder of any circumstances that may result in such actions (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the Notes are no longer outstanding. The Company will maintain the quotation or listing of its Common Stock on the OTCQX, OTCQB, OTC Pink, New York Stock Exchange, NASDAQ Stock Market, NYSE MKT, f/k/a American Stock Exchange, or other applicable principal trading exchange or market for the Common Stock (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock) (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide Purchaser with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, The Nasdaq Stock Market is the Principal Market. Until the Note is no longer outstanding, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(e)           Fees and Expenses. Except as expressly set forth in this Agreement, the Note, or the Disbursement Authorization to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. The Disbursement Authorization includes a disbursement of $10,000.00 to Purchaser’s legal counsel for the Purchaser’s legal fees.

(f)            Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in herein or under the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Note or herein exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

(g)          Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(h)           Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(i)           Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties.

(j)            Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be: (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile with accurate confirmation generated by the transmitting facsimile machine or computer, at the address, email address or facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

Purchaser:	340 Broadway Holdings, LLC

4713 Villa Mare Lane

Naples, FL 34103

Attn: Ted Doukas
Email: ted.doukas@yahoo.com

With a copy to (which shall not constitute notice):

JONATHAN D. LEINWAND, P.A.

18305 Biscayne Blvd., Suite 200

Aventura, FL 33160

Attn: Jonathan Leinwand

Email: jonathan@jdlpa.com

Company:	ScanTech AI Systems Inc.

1735 Enterprise Drive

Buford, GA 30518

With a copy (which shall not constitute notice to):

Michael Coleman, Esq.

Thompson Hine LLP

3560 Lenox Rd NE, Suite 1600

Atlanta, GA 30326

Email: Michael.Coleman@thompsonhine.com

Each party shall provide notice to the other party of any change in address.

(k)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), the Purchaser may assign its rights hereunder to any person that purchases Securities in a private transaction from the Purchaser or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

(l)            Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m)          Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. The Company agrees to indemnify and hold harmless the Purchaser and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(n)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(o)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p)          Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(q)           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Any signature transmitted by facsimile, e-mail, or other electronic means shall be deemed to be an original signature.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

SCANTECH AI SYSTEMS INC.

By:	/s/ Dolan Falconer
Name:	Dolan Falconer
Title:	Chief Executive Officer

340 BROADWAY HOLDINGS, LLC

By:	/s/ Ted Doukas
Name:	Ted Doukas
Title:	Manager

Schedule 3(c)

Capitalization

Shares of Company Common Stock issued and outstanding: 48,262,310